Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-81150, 333- 04621, 333-02151, 333-60807, 33-32815, 333-44824, 333-68158, 333-96961, and 333-100709) of Cognex Corporation of our report dated April 1, 2005, with respect to the financial statements of DVT Corporation for the year ended December 31, 2004 included in this Current Report on Form 8-K/A of Cognex Corporation.

/s/ Ernst & Young LLP

Atlanta, GA
July 20, 2005